UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2012

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1321 Discovery Drive
Billings, Montana 59102
______________________________________________________________________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (406) 373-8700

Not Applicable
_______________________________________________________________________________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 13, 2012, Stillwater Mining Company (“Stillwater”) entered into Amendment Number One to Credit Agreement and Joinder Agreement (the “Amendment”) to the Credit Agreement (as defined below) with Wells Fargo Capital Finance, LLC (“Wells Fargo”) as administrative agent (the “Agent”), lead arranger, book runner, and lender, U.S. Bank National Association (“U.S. Bank”) as syndication agent and lender, Union Bank, N.A. (“Union Bank”), as lender, and First Interstate Bank as lender.  The Amendment amends the Credit Agreement (the “Credit Agreement”), dated as of December 23, 2011, among Stillwater, the lenders from time to time party thereto, and the Agent, by increasing the maximum revolver amount from $100.0 million to $125.0 million.  Pursuant to the Amendment and syndication of the facility, Wells Fargo has committed $75.0 million, U.S. Bank has committed $25.0 million, Union Bank has committed $20.0 million, and First Interstate Bank has committed $5.0 million.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibit
10.1	Amendment Number One to Credit Agreement and Joinder Agreement, dated as of January 13, 2012, between Stillwater Mining Company, the Lenders (as defined therein) party thereto, Wells Fargo Capital Finance, LLC as administrative agent, lead arranger and book runner and U.S. Bank National Association as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

By: /s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Date: January 17, 2012